Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of International Flavors & Fragrances Inc. of our report dated May 7, 2020 relating to the financial statements and financial statement schedule of the Nutrition & Biosciences business of DuPont de Nemours, Inc. (Predecessor), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 31, 2020